INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 14, 2008, except for Note 8 which is July 3, 2008, which report appears in the Prospectus, which is part of the Registration Statement on Form S-1, File No. 333-147294.

/s/ UHY LLP

New York, New York
August 11, 2008